Exhibit 107

Calculation of Filing Fee Table

Form S-1

(Form Type)

Serina Therapeutics, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered(1)	Proposed Maximum Offering Price Per Unit		Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Newly Registered Securities
Fees to be Paid	Equity	Common stock underlying the Post-Merger Warrants	457(g)	1,500,284	$13.20	(2)	$19,803,748.80	0.00014760	$2,923.03
Fees to be Paid	Equity	Common stock underlying the Incentive Warrants	457(g)	1,500,284	$18.00	(3)	$27,005,112.00	0.00014760	$3,985.95
Fees to be Paid	Equity	Common stock	457(c)	1,889,323	$8.73	(4)	$16,493,789.80	0.00014760	$2,434.48
Fees to be Paid	Equity	Incentive Warrants to purchase common stock	457(g)	1,500,284	(5)		-	-	-
Carry Forward Securities
-	-	-	-	-	-		-	-	-
	Total Offering Amounts						$63,302,650.60		$9,343.46
	Total Fees Previously Paid								$-
	Total Fee Offsets								$-
	Net Fee Due								$9,343.46

(1)	Includes an indeterminable number of additional securities that, pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), may be issued by reason of any stock split, stock dividend or similar transaction.
(2)	Calculated pursuant to Rule 457(g) under the Securities Act, based on the $13.20 exercise price per share of common stock issuable upon exercise of the Post-Merger Warrants.
(3)	Calculated pursuant to Rule 457(g) under the Securities Act, based on the $18.00 exercise price per share of common stock issuable upon exercise of the Incentive Warrants.
(4)	Estimated solely for the purpose of calculating the registration fee, based on the average of the high and low prices of the common stock on the NYSE American on April 29, 2024 ($8.73 per share of common stock). This calculation is in accordance with Rule 457(c) of the Securities Act.
(5)	Pursuant to Rule 457(g) of the Securities Act, no separate fee is recorded for the Incentive Warrants, as the entire fee is allocated to the underlying common stock.